SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 22, 2016

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788
(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Placement Agency Agreement

On December 22, 2016, Air Industries Group (the “Company”) entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to $1,300,000 of the Company’s 8% Subordinated Convertible Notes due November 30, 2018 (the “8% Notes”) to accredited investors (the “Offering”), together with five-year warrants to purchase 20% of the number of shares of Common Stock issuable upon immediate conversion of the Notes purchased (the “Warrants”), in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 8% of the gross proceeds of the Offering and five year warrants to purchase 10% of the number of shares of the Company’s Common Stock (the “Placement Agent Warrant”) issuable upon immediate conversion of the 8% Notes at an exercise price of $3.00 per share.

Subscription Agreements

On December 22, 2016, the Company entered into subscription agreements with ten accredited investors for the purchase of an aggregate of $1,175,000 principal amount of the 8% Notes, together with Warrants to purchase a total of 89,359 shares of Common Stock, including 8% Notes and Warrants to be issued to Michael Taglich and Robert Taglich, directors and principal stockholders of the Company and principals of Taglich Brothers, Inc., who purchased an aggregate of $500,000 principal amount of the 8% Notes and Warrants to purchase a total of 38,024 shares of Common Stock in the offering.

Item 3.02 Sale of Unregistered Equity Securities.

On December 22, 2016, the Company issued sold an aggregate principal amount of $1,175,000 of its 8% Notes, together with Warrants to purchase an aggregate of 89,359 shares of Common Stock for a total purchase price of $1,175,000 to ten accredited investors, including Michael Taglich and Robert Taglich, directors and stockholders of the Company.

Interest on the 8% Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing February 28, 2017, in cash, or if the Company is prohibited by applicable law or PNC Bank, National Association, its principal lender under its Amended and Restated Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of June 27, 2013, from paying interest in cash, or otherwise elects to do so, the Company may pay interest at the rate of twelve percent (12%) per annum in the form of additional notes having the same terms and conditions as the 8% Notes.  The outstanding principal amount plus accrued interest on the 8% Notes is convertible at the option of the holder into shares of Common Stock at an initial conversion price of $2.63, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations. The Warrants are exercisable on or prior to November 30, 2021.

For acting as placement agent of the 8% Notes, we paid Taglich Brothers, Inc. $94,000 and issued to it five-year warrants to purchase 44,677 shares of Common Stock.

The Warrants issued to the purchasers of the 8% Notes and Taglich Brothers, Inc. have an exercise price of $3.00 per share, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

The 8% Notes, as well as the Warrants issued to the purchasers of the 8% Notes and the placement agent, were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and are endorsed with the customary Securities Act legend.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of warrant issued to purchasers of the Company’s 8% Subordinated Convertible Note due November 30, 2018.
4.2	Warrant issued to Taglich Brothers, Inc., as placement agent.
10.1	Form of 8% Subordinated Convertible Note due November 30, 2018.
10.2	Placement Agency Agreement with Taglich Brothers, Inc. for offering of 8% Notes.
10.3	Form of Subscription Agreement for 8% Notes.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2016

AIR INDUSTRIES GROUP

By:	/s/ Daniel R. Godin
Daniel R. Godin
President and Chief Executive Officer